UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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COLLEGE RETIREMENT EQUITIES FUND

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College Retirement Equities Fund
730 Third Avenue
New York, New York 10017-3206
NOTICE OF ANNUAL MEETING — JULY 18, 2006
The College Retirement Equities Fund (“CREF”) will hold its annual meeting of participants on July 18, 2006, at 9:00 a.m. at CREF’s offices at 730 Third Avenue, New York, New York. The meeting agenda is:

1.	To elect eight individuals to serve as trustees for one year and until their successors shall take office;

2.	To ratify the Board of Trustees’ selection of PricewaterhouseCoopers LLP to serve as CREF’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

3.	To address any other business that may properly come before the meeting.
The Board of Trustees has set May 31, 2006, as the record date for determining the number of votes entitled to be cast. You may vote at the meeting only if you had CREF voting rights as of May 31, 2006.

By order of the Board of Trustees,

E. Laverne Jones
Secretary
Please vote as soon as possible before the annual meeting, even if you plan to attend the meeting. You can vote quickly and easily by toll-free telephone call, over the Internet or by mail. Just follow the simple instructions that appear on your enclosed proxy card. Since we can’t hold the meeting unless a quorum is reached, please help CREF avoid the expense of a follow-up mailing by voting today!
If you plan to attend the meeting, please call 1-877-535-3910, ext. 2440 to obtain an admission pass. In accordance with CREF’s security procedures, a pass and appropriate picture identification will be required to enter the CREF annual meeting. Please note that no laptop computers, recording equipment or cameras will be permitted and please read the instructions on the pass for additional information.
June 12, 2006

COLLEGE RETIREMENT EQUITIES FUND
Proxy Statement for Annual Meeting
to be Held on July 18, 2006
The Board of Trustees of the College Retirement Equities Fund (“CREF”) has sent you this proxy statement to ask for your vote on several matters affecting CREF. The accompanying proxy will be voted at the annual meeting of CREF participants being held on July 18, 2006, at 9:00 a.m. at CREF’s offices at 730 Third Avenue, New York, New York. This proxy statement was mailed to participants starting on or about June 12, 2006.
The participants of CREF are being asked to vote on the following:

1.	The election of eight individuals to serve as trustees for one year and until their successors shall take office;

2.	The ratification of the Board of Trustees’ selection of PricewaterhouseCoopers LLP to serve as CREF’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

3.	Any other business that may properly come before the meeting.
At this time, the Board does not know of any other matters being presented at the meeting or any adjournments thereof.
How Do I Vote?
You can vote in any one of four ways:

(1)	By marking, signing, and mailing the enclosed proxy card in the envelope provided;

(2)	Through the Internet at http://www.eproxyvote.com/tiaa-cref (or by going to our web site at www.tiaa-cref.org);

(3)	By telephone, by calling toll-free 1 (877) 779-8683; or

(4)	By voting in person at the annual meeting.
If you vote by Internet or telephone, please use the 14-digit number that appears in the shaded box in the upper-right corner of your proxy card. Please don’t mail your proxy card if you vote by Internet or telephone.
Can I Cancel or Change My Vote?
You can cancel or change your vote at any time up until 12:00 noon (eastern time) on July 18, 2006. You can do this by simply voting again — by executing and returning a later-dated proxy card, voting through the Internet, calling the toll-free telephone number, voting in person at the meeting, or by writing CREF’s Secretary at 730 Third Avenue, New York, New York 10017-3206.
How Does a Proxy Work?
When you vote by proxy, you are instructing the agents named on the proxy card how to vote on your behalf at the meeting. If you don’t specifically instruct them otherwise, they will vote FOR the election of the nominees for trustee and FOR ratification of the selection of PricewaterhouseCoopers LLP to serve as CREF’s independent registered public accounting firm. At this time, we don’t know of any other matters being presented at the meeting. If other matters are brought before the meeting, the proxy agents will vote the proxies using their own best judgment, as allowed by the proxy. All proxies solicited by the Board of Trustees that are properly executed and received by the Secretary prior to the meeting, and are not revoked, will be voted at the meeting.
Who May Vote; How Many Votes Do I Get?
Each person having voting rights on May 31, 2006 may vote at the meeting with respect to each item on the proxy ballot. On May 31, 2006, there were 179,956,864,490.52 total votes eligible to be cast, broken down as follows:

Stock Account – 119,259,370,322.88 votes	Social Choice Account – 7,925,744,603.17 votes
Money Market Account – 8,195,475,085.45 votes	Global Equities Account – 13,556,121,267.73 votes
Bond Market Account – 5,779,847,701.83 votes	Growth Account – 11,487,737,757.26 votes
Inflation-Linked Bond Account – 3,665,160,480.85 votes	Equity Index Account – 10,087,407,271.35 votes
The number of votes you have is equal to the dollar value of your accumulation in each CREF account on May 31, 2006. If you are receiving annuity payments, the number of votes you have is equal to the dollar amount held on May 31, 2006 in the annuity fund of each CREF account to meet our annuity obligations to you. We will count fractional votes.
How Many Votes Are Needed for a Quorum or to Pass a Vote?
We will have a quorum for the meeting if 10 percent of the votes entitled to be cast are voted. Abstentions are counted in determining whether a quorum has been reached. The outcome of the election of trustees votes will be decided by a majority of the eligible votes present in person or represented by proxy. No votes are cast by brokers.
If a quorum is not present at the meeting, or if a quorum is present at the meeting but sufficient votes to approve one or more of the proposed items are not received, or if other matters arise requiring participant attention, the persons named as proxy agents may propose one or more adjournments of the meeting to permit further solicitation of additional votes.
Each trustee will be elected if he/she receives more “yes” votes than the number of votes that are withheld as to him/her, and the selection of the independent registered public accounting firm will be ratified if this proposal receives more votes “for” than “against.”

I. ELECTION OF TRUSTEES
One purpose of the annual meeting is to elect a Board of Trustees of CREF (the “Board”). CREF’s trustees are elected to serve for one year and until their successors shall take office. Pursuant to the provisions of the bylaws of CREF and resolution of the Board, the number of trustees has been fixed at nine. Currently, the Board consists of nine incumbent trustees, three of whom will retire.
Two of the incumbent trustees, Willard T. Carleton and Bevis Longstreth, intend to retire effective July 18, 2006, the date of this annual meeting, and will not stand for re-election. Laura T. Starks, if elected, will fill one of the two resulting vacancies. A search is actively underway to fill the other vacancy.
A third incumbent trustee, Ahmed H. Zewail, has informed the Board of his intentions to retire, but has agreed to stand for re-election at this annual meeting and, if elected, will continue to serve as a trustee until the Board can appoint a successor to fill the vacancy that will be created by his retirement. A search is actively underway to find a successor for this impending vacancy.
Consequently, at this annual meeting, you are being asked to elect to the Board a total of eight nominees; seven current trustees (including Dr. Zewail) and one new nominee (Dr. Starks). It is intended that the enclosed proxy will be voted for the election of the eight nominees listed below unless such authority has been withheld in the proxy.
Pursuant to the bylaws of CREF, the Board may appoint new trustees to fill vacancies between annual meetings. The Board intends to fill the impending vacancies by appointment. Such trustees, if they are nominated and agree to serve, would stand for election at the next annual meeting.
In addition to the information listed below, each of the CREF Trustees currently serving also serves on the boards of trustees of TIAA-CREF Mutual Funds, TIAA-CREF Institutional Mutual Funds, and TIAA-CREF Life Funds and on the management committee of TIAA Separate Account VA-1.
The Board, which is composed entirely of trustees who are not interested persons of CREF or of TIAA-CREF Investment Management, LLC, CREF’s investment adviser, unanimously recommends that the participants of CREF vote for the election of all of the nominees.

I. ELECTION OF TRUSTEES continued
INFORMATION CONCERNING NOMINEES
Eugene Flood, Jr., 50, has been President, Chief Executive Officer since 2000 and a Director of Smith Breeden Associates, Inc. since 1994. Prior to joining Smith Breeden as President and Chief Executive Officer in 2000, he was a Portfolio Manager at Morgan Stanley Asset Management. Dr. Flood serves on the Visiting Committee for the Economics Department and the Dean’s Advisory Committee of the Massachusetts Institute of Technology’s Sloan School of Management, the Board of Visitors of the Fuqua School of Business of Duke University, Board of Visitors of the University of North Carolina at Chapel Hill and the Board of Directors of the Society of Quantitative Analysts. Dr. Flood has a B.A. from Harvard University and a Ph.D. from the Massachusetts Institute of Technology. Dr. Flood has served as a CREF Trustee since 2005.
Howell E. Jackson, 52, has been on the faculty of the Harvard Law School since 1989, and has been James S. Reid, Jr. Professor of Law since 2004 and Vice Dean for Administration and Budget since 2003. Professor Jackson has a B.A. from Brown University and a J.D./ M.B.A. from Harvard University. Professor Jackson has served as a CREF Trustee since 2005.
Nancy L. Jacob, 63, was President and Managing Principal of Windermere Investment Associates from 1997 to June 2006. She was previously Chairman and Chief Executive Officer of CTC Consulting, Inc. (1994-1997), and Executive Vice President, U.S. Trust of the Pacific Northwest (1993-1996). Dr. Jacob received a B.A. from the University of Washington and a Ph.D. from the University of California, Irvine. Dr. Jacob has served as a CREF Trustee since 1979, and as chairman of the Board since 2005.

INFORMATION CONCERNING NOMINEES continued
Bridget A. Macaskill, 57, was Chairman and Chief Executive Officer of Oppenheimer Funds, Inc. from 2000 to 2001. She joined Oppenheimer Funds, Inc. in 1983 and served in various capacities at that firm, being appointed Chief Operating Officer in 1989, President in 1991, Chief Executive Officer in 1995, and Chairman in 2000. Ms. Macaskill serves on the boards of directors of Federal National Mortgage Association (Fannie Mae), J Sainsbury plc, and Prudential plc, and on the boards of a number of not-for-profit organizations. She also serves as Independent Consultant to Merrill Lynch, appointed under the terms of the Global Research Settlement, since 2003. She received a B.S with honors from the University of Edinburgh. Ms. Macaskill has served as a CREF Trustee since 2003.
James M. Poterba, 48, has been Mitsui Professor of Economics since 1996 and the Associate Head of the Economics Department from 1994 to 2000 and since 2001 at the Massachusetts Institute of Technology, where he has taught since 1982. He has been the Director of the Public Economics Research Program at the National Bureau of Economic Research since 1997. He is a Fellow of the American Academy of Arts and Sciences and the Econometric Society and has served as a director of the American Finance Association and as a member of the Executive Committee of the American Economic Association. He holds a A.B. from Harvard College and an M.Phil. and a D.Phil. from Oxford University. Dr. Poterba, whose nomination was recommended by several current trustees, each of whom is independent, was appointed to the Board in April 2006.
Maceo K. Sloan, 56, has been the Chairman, President and Chief Executive Officer of Sloan Financial Group, Inc. since 1991; Chairman, Chief Executive Officer and Chief Investment Officer of NCM Capital Management Group, Inc., since 1991; and Chairman and CEO, NCM Capital Advisers Inc. since 2003. Mr. Sloan is a director of SCANA Corporation and M&F Bancorp, Inc. Mr. Sloan received a B.A. from Morehouse College, an M.B.A. from Georgia State University, and a J.D. from North Carolina Central University School of Law. Mr. Sloan has served as a CREF Trustee since 1991.

INFORMATION CONCERNING NOMINEES continued
Laura T. Starks, 56, has been Chairman of the Department of Finance, the Charles E. and Sarah M. Seay Regents Chair in Finance (since 2002), and Director of the AIM Investment Center in the McCombs School of Business (since 2000) at the University of Texas at Austin where she has taught since 1987. She was previously the Associate Dean for Research, the Associate Director for Research for the Center for International Business Education and Research, and the Director of the Bureau of Business Research at the University of Texas at Austin. She has served on the board of directors of the American Finance Association, the Western Finance Association, and the Financial Management Association and is a Fellow of the Financial Management Association. Dr. Starks was a member of the boards of directors of USAA Mutual Fund, Inc., USAA Tax Exempt Fund, Inc., USAA Investment Trust, and the USAA State Tax-Free Trust from 2000 to May 2006. She has a B.A. from the University of Texas at Austin, an M.B.A. from the University of Texas at San Antonio, and a Ph.D. from the University of Texas at Austin. Dr. Starks, whose nomination was recommended by several current trustees, each of whom is independent, is a first-time nominee to the CREF Board.
Ahmed H. Zewail, 60, has been the Linus Pauling Chair Professor of Chemistry and Professor of Physics since 1996 and the Director of the NSF Laboratory for Molecular Sciences at the California Institute of Technology (Caltech), Pasadena since 1995. He serves on the boards of various national and international foundations and universities, and holds the Honorary Chair at the United Nations University. Dr. Zewail was awarded the 1999 Nobel Prize for his groundbreaking work in the development of femtoscience. He received a B.S. and M.S. from Alexandria University, a Ph.D. from the University of Pennsylvania, and numerous honorary degrees. Dr. Zewail has served as a CREF Trustee since 2004.
Each of the nominees has consented to serve if elected. If any nominee is unavailable to serve when the meeting is held, the proxy agents may cast your votes for a substitute chosen by the current Board.

Current CREF Trustees, Nominees and Executive Officers
The following table includes certain information about CREF’s current trustees, nominees and executive officers, including positions currently held with CREF, length of office and time served, and principal occupations in the last five years. The table also includes the number of portfolios in the same family of registered investment companies as CREF (the “TIAA-CREF Fund Complex”) overseen by each trustee and certain directorships held by each of them. The TIAA-CREF Fund Complex includes CREF, TIAA Separate Account VA-1, TIAA-CREF Life Funds, TIAA-CREF Mutual Funds, and TIAA-CREF Institutional Mutual Funds. The first table includes information about CREF’s disinterested trustees and nominees and the second table includes information about CREF’s officers. There are currently no interested trustees serving on the CREF Board.
DISINTERESTED TRUSTEES AND NOMINEES

				Number of
				Portfolios in
				TIAA-CREF
	Position(s)	Term of Office		Fund Complex	Other
	Held with	and Length of	Principal	Overseen by	Directorships
Name, Address and Age	CREF	Time Served	Occupation(s)	Trustee	Held by Trustee

Eugene Flood, Jr.
c/o CREF Corporate Secretary 730 Third Avenue New York, NY 10017-3206 Age: 50	Trustee	One year term. Trustee since 2005.	President and Chief Executive Officer (2000 – present) and a Director (1994 – present) of Smith Breeden Associates, Inc. (investment advisor).	66	None

Howell E. Jackson
c/o CREF Corporate Secretary 730 Third Avenue New York, NY 10017-3206 Age: 52	Trustee	One year term. Trustee since 2005.	James S. Reid, Jr. Professor of Law (2004 – present) and a Vice Dean for Administration and Budget (2003 – present) and on the faculty (1989 – present) of Harvard Law School.	66	None

Nancy L. Jacob
c/o CREF Corporate Secretary 730 Third Avenue New York, NY 10017-3206 Age: 63	Chairman of the Board of Trustees	One year term. Trustee since 2001.	President and Managing Principal, Windermere Investment Associates (1997 – June, 2006), Chairman and Chief Executive Officer, CTC Consulting, Inc. (1994 – 1997), Executive Vice President, U.S. Institutional Funds of the Pacific Northwest (1993 – 1996).	66	Director and Chairman of the Investment Committee of the Okabena Company (financial services)

DISINTERESTED TRUSTEES AND NOMINEES continued

				Number of
				Portfolios in
				TIAA-CREF
	Position(s)	Term of Office		Fund Complex	Other
	Held with	and Length of	Principal	Overseen by	Directorships
Name, Address and Age	CREF	Time Served	Occupation(s)	Trustee	Held by Trustee

Bridget A. Macaskill
c/o CREF Corporate Secretary 730 Third Avenue New York, NY 10017-3206 Age: 57	Trustee	One year term. Trustee since 2003.	Independent Consultant for Merrill Lynch (2003 – present), Chairman, Oppenheimer Funds, Inc. (2000 – 2001), Chief Executive Officer (1995 – 2001), President (1991 – 2000) and Chief Operating Officer (1989 – 1995) of that firm.	66	Director, Federal National Mortgage Association (Fannie Mae), J Sainsbury plc (food retailer), and Prudential plc

James M. Poterba
c/o CREF Corporate Secretary 730 Third Avenue New York, NY 10017-3206 Age: 48	Trustee	One year term. Trustee since April, 2006.	Associate Head, Economics Department, Massachusetts Institute of Technology (MIT) (1994 – 2000) and (2001 – present), Mitsui Professor of Economics, MIT (1998 – present), Program Director, National Bureau of Economic Research (2000 – present).	66	None

Maceo K. Sloan
c/o CREF Corporate Secretary 730 Third Avenue New York, NY 10017-3206 Age: 56	Trustee	One year term. Trustee since 2001.	Chairman, President and Chief Executive Officer, Sloan Financial Group, Inc. (1991 – present), Chairman, CEO and CIO, NCM Capital Management Group, Inc. (1991 – present) and Chairman and CEO, NCM Capital Advisers Inc. (2003 – present).	66	Director, SCANA Corporation (energy holding company) and M&F Bancorp, Inc.

DISINTERESTED TRUSTEES AND NOMINEES continued

				Number of
				Portfolios in
				TIAA-CREF
	Position(s)	Term of Office		Fund Complex	Other
	Held with	and Length of	Principal	Overseen by	Directorships
Name, Address and Age	CREF	Time Served	Occupation(s)	Trustee	Held by Trustee

Laura T. Starks
c/o CREF Corporate Secretary 730 Third Avenue New York, NY 10017-3206 Age: 56	Trustee	One year term. Nominee for Trustee.	Chairman, Department of Finance, the Charles E. and Sarah M. Seay Regents Chair in Finance (2002 – present), and Director, AIM Investment Center, McCombs School of Business, University of Texas at Austin (2000 – present), Professor, University of Texas at Austin (1987 – present), Fellow, Financial Management Association (2002 – present).

			Associate Dean for Research (2001 – 2002), Associate Director for Research, the Center for International Business Education and Research, University of Texas at Austin (2000 – 2003), Director of the Bureau of Business Research, University of Texas at Austin (2001 – 2002).	66	None

Ahmed H. Zewail
c/o CREF Corporate Secretary 730 Third Avenue New York, NY 10017-3206 Age: 60	Trustee	One year term. Trustee since 2004.	Linus Pauling Chair Professor of Chemistry and Professor of Physics, Caltech (1996 – present) and Director, NSF Laboratory for Molecular Sciences (LMS), Caltech (1995 – present).	66	None

OFFICERS

	Position(s)	Term of Office
	Held with	and Length of
Name, Address and Age	CREF	Time Served	Principal Occupation(s) During Past 5 Years

Herbert M. Allison, Jr.
TIAA-CREF 730 Third Avenue New York, NY 10017-3206 Age: 62	President and Chief Executive Officer	Indefinite term. President and Chief Executive Officer since 2002.	Chairman, President and Chief Executive Officer of TIAA since 2002. President and Chief Executive Officer of CREF, TIAA-CREF Mutual Funds, TIAA-CREF Institutional Mutual Funds, TIAA-CREF Life Funds and TIAA Separate Account VA-1 (these funds are collectively referred to as the “TIAA-CREF Fund Complex”) since 2002. Formerly, President and Chief Executive Officer of Alliance for LifeLong Learning, Inc., 2000 – 2002. President, Chief Operating Officer and Member of the Board of Directors of Merrill Lynch & Co., Inc., 1997 – 1999.

Gary Chinery
TIAA-CREF 730 Third Avenue New York, NY 10017-3206 Age: 56	Vice President and Treasurer	Indefinite term. Vice President and Treasurer since 2004.	Vice President and Treasurer of TIAA and the TIAA-CREF Fund Complex since 2004. Vice President and Treasurer of Advisors, TIAA- CREF Investment Management, LLC (“Investment Management”), TIAA-CREF Individual and Institutional Services, LLC (“Services”), Teachers Personal Investors Services, Inc. (“TPIS”), TIAA-CREF Tuition Financing, Inc. (“Tuition Financing”) and TIAA-CREF Life Insurance Company (“TIAA-CREF Life”) and TCT Holdings, Inc.

Scott C. Evans
TIAA-CREF 730 Third Avenue New York, NY 10017-3206 Age: 47	Executive Vice President and Head of Asset Management	Indefinite term. Executive Vice President since 1998. Chief Investment Officer since 2004.	Executive Vice President since 1999 and Head of Asset Management since 2006 of TIAA and the TIAA-CREF Fund Complex. Formerly, Chief Investment Officer of TIAA (2004 – 2006) and the TIAA-CREF Fund Complex (2003 – 2006). Manager, TIAA Realty Capital Management, LLC and Director of TPIS. President and Chief Executive Officer of Investment Management and Advisors and Director of Advisors and TIAA-CREF Life. Formerly, Executive Vice President, CREF Investments.

I. Steven Goldstein
TIAA-CREF 730 Third Avenue New York, NY 10017-3206 Age: 53	Executive Vice President	Indefinite term. Executive Vice President since 2003.	Executive Vice President, Public Affairs, of TIAA and the TIAA-CREF Fund Complex since 2003. Director of TIAA-CREF Life. Formerly, Advisor for McKinsey & Company, 2003; Vice President, Corporate Communications for Dow Jones & Co. and The Wall Street Journal, 2001 – 2002; and Senior Vice President and Chief Communications Officer for Insurance Information Institute, 1993 – 2001.

E. Laverne Jones
TIAA-CREF 730 Third Avenue New York, NY 10017-3206 Age: 57	Vice President and Corporate Secretary	Indefinite term. Vice President and Corporate Secretary since 2001.	Vice President and Corporate Secretary of TIAA and the TIAA-CREF Fund Complex since 1999.

	Position(s)	Term of Office
	Held with	and Length of
Name, Address and Age	CREF	Time Served	Principal Occupation(s) During Past 5 Years

Susan S. Kozik
TIAA-CREF 730 Third Avenue New York, NY 10017-3206 Age: 48	Executive Vice President	Indefinite term. Executive Vice President since 2003.	Executive Vice President and Chief Technology Officer of TIAA and the TIAA-CREF Fund Complex since 2003. Formerly, Vice President of IT Operations and Services, Lucent Technologies, 2000 – 2003; and Senior Vice President and Chief Technology Officer, Penn Mutual Life Insurance Company, 1997 – 2000.

George W. Madison
TIAA-CREF 730 Third Avenue New York, NY 10017-3206 Age: 52	Executive Vice President and General Counsel	Indefinite term. Executive Vice President since 2003.	Executive Vice President and General Counsel of TIAA and the TIAA- CREF Fund Complex since 2003. Formerly, Executive Vice President, Corporate Secretary, and General Counsel of Comerica Incorporated, 1997 – 2003.

Erwin W. Martens
TIAA-CREF 730 Third Avenue New York, NY 10017-3206 Age: 50	Executive Vice President	Indefinite term. Executive Vice President since 2003.	Executive Vice President, Risk Management, of TIAA and the TIAA- CREF Fund Complex since 2003. Director of Advisors, and TPIS, Manager of Investment Management. Formerly, Managing Director and Chief Risk Officer, 1999 – 2003, and Head and Deputy Head of Global Market Risk Management, Putnam Investments, 1997 – 1999.

Frances Nolan
TIAA-CREF 730 Third Avenue New York, NY 10017-3206 Age: 48	Executive Vice President	Indefinite term. Executive Vice President since 2001.	Executive Vice President, Individual Client Services, of TIAA and the TIAA-CREF Fund Complex since 2006. President, Chief Executive Officer and Manager of Services. Formerly, Executive Vice President, Client Service, of TIAA and the TIAA-CREF Fund Complex, 2003 – 2005; Executive Vice President, Retirement Services, CREF and TIAA, 2000 – 2003; Vice President, Eastern Division, 1994 – 2000.

Russell G. Noles
TIAA-CREF 730 Third Avenue New York, NY 10017-3206 Age: 49	Vice President and Acting Chief Financial Officer*	Indefinite term. Acting Chief Financial Officer since 2005.	Vice President and Acting Chief Financial Officer of the TIAA-CREF Fund Complex since 2005. Senior Vice President, Internal Audit of TIAA since June 12, 2006. Director of Advisors, TPIS, Tuition Financing and TIAA-CREF Life; Manager of Investment Management and Services. Formerly, Acting Chief Financial Officer of TIAA, May 2005 – June 12, 2006; Vice President, Internal Audit of TIAA, the TIAA-CREF Fund Complex, Advisors and Investment Management, 2004 – 2005; Vice President of Internal Audit of the St. Paul Travelers Companies, 2001 – 2004, of Qwest Communications, 2000 – 2001, and of US WEST, Inc., 1998 – 2000.
*On June 6, 2006, TIAA announced the hiring of Georganne C. Proctor as its Executive Vice President and Chief Financial Officer effective June 12, 2006. Mr. Noles will remain Acting Chief Financial Officer of the TIAA-CREF Fund Complex until the boards and management committee of the TIAA-CREF Fund Complex consider and act on the appointment of Ms. Proctor as their Chief Financial Officer. On June 12, 2006, Mr. Noles resumed the leadership of Internal Audit for TIAA, a role he relinquished in May 2005.

	Position(s)	Term of Office
	Held with	and Length of
Name, Address and Age	CREF	Time Served	Principal Occupation(s) During Past 5 Years

Dermot J. O’Brien
TIAA-CREF 730 Third Avenue New York, NY 10017-3206 Age: 40	Executive Vice President	Indefinite term. Executive Vice President since 2003.	Executive Vice President, Human Resources, of TIAA and the TIAA- CREF Fund Complex since 2003. Formerly, First Vice President and Head of Human Resources, International Private Client Division, Merrill Lynch & Co., 1999 – 2003; and Vice President and Head of Human Resources – Japan, Morgan Stanley, 1998 – 1999.

Eric Oppenheim
TIAA-CREF 730 Third Avenue New York, NY 10017-3206 Age: 57	Vice President and Acting Chief Compliance Officer	Indefinite term. Vice President and Acting Chief Compliance Officer since 2005.	Vice President and Acting Chief Compliance Officer of the TIAA-CREF Fund Complex, Investment Management, Tuition Financing, Advisors, and Services since 2005. Formerly, Vice President, Compliance Officer of TIAA, 2004 – 2005. First Vice President, Manager of Compliance and Centralized Trust Functions, Private Banking Division, 2001 – 2004, and Manager of Compliance and Regulatory Affairs, Investment Banking Division, 1993 – 2001, Comerica Incorporated.

Bertram L. Scott
TIAA-CREF 730 Third Avenue New York, NY 10017-3206 Age: 55	Executive Vice President	Indefinite term. Executive Vice President since 2001.	Executive Vice President, Strategy Implementation and Policy of TIAA and the TIAA-CREF Fund Complex since 2006. Formerly, Executive Vice President, Product Management, of TIAA and the TIAA-CREF Fund Complex, 2000 – 2005; President and Chief Executive Officer, Horizon Mercy, 1996 – 2000.

Edward Van Dolsen
TIAA-CREF 730 Third Avenue New York, NY 10017-3206 Age: 48	Executive Vice President	Indefinite term. Executive Vice President since 2006.	Executive Vice President, Institutional Client Services of TIAA and the TIAA-CREF Fund Complex since 2006. Formerly, Senior Vice President, Pension Products, 2003 – 2006, Vice President, Support Services, 1998 – 2003, of TIAA and the TIAA-CREF Fund Complex.

Trustee Equity Ownership
The following table includes information relating to equity securities beneficially owned by all current CREF Trustees and nominees in CREF and in all the other registered investment companies in the TIAA-CREF Fund Complex as of May 31, 2006. The amounts reported below include amounts contributed to CREF accounts for the benefit of the nonemployee trustees pursuant to CREF’s long-term compensation plan for nonemployee trustees.
DISINTERESTED TRUSTEES AND NOMINEES

Aggregate Dollar Range of
Equity
Securities in All Registered
Investment
Companies Overseen by Trustee
	Dollar Range of Equity	in the TIAA-CREF Fund
Name of Trustee	Securities in CREF	Complex

Willard T. Carleton(1)	Stock Account – Over $100,000	Over $100,000

Eugene Flood, Jr.	None	$50,001 - $100,000

Howell E. Jackson	Stock Account – Over $100,000
Bond Market Account – $10,001 - $50,000
Equity Index Account – $10,001 - $50,000
Social Choice Account – $10,001 - $50,000
	Global Equity Account – $50,001 - $100,000	Over $100,000

Nancy L. Jacob	Stock Account – Over $100,000	Over $100,000

Bevis Longstreth(1)	Stock Account – $10,001 - $50,000	Over $100,000

Bridget A. Macaskill	None	Over $100,000

James M. Poterba(2)	Stock Account – Over $100,000	Over $100,000
Equity Index Account – $10,001 - $50,000
Global Equity Account – $10,001 - $50,000

Maceo K. Sloan	Stock Account – Over $100,000
Social Choice Account – $1 - $10,000
Global Equity Account – $10,001 - $50,000
Growth Account – $1 - $10,000
	Equity Index Account – $10,001 - $50,000	Over $100,000

Laura T. Starks(3)	Stock Account – Over $100,000	Over $100,000
Money Market Account – $1 - $10,000

Ahmed H. Zewail	Stock Account – Over $100,000	Over $100,000

(1) Dr. Carleton and Mr. Longstreth are retiring from the Board and are not standing for election.

(2) Dr. Poterba was appointed to the boards and management committee of the TIAA-CREF Fund Complex on April 3, 2006.

(3) Dr. Starks is a first-time nominee to the CREF Board and has been appointed to the other boards and management committee of the TIAA-CREF Fund Complex effective July 18, 2006.

Trustee Compensation
The following table discloses the aggregate compensation received from CREF and the TIAA-CREF Fund Complex for each current and former non-officer trustee for the year ended December 31, 2005. CREF’s officers receive no compensation from any fund in the TIAA-CREF Fund Complex.
DISINTERESTED TRUSTEES

		Long Term Performance
		Compensation
		Contribution	Total Compensation
	Compensation	As Part of CREF	From TIAA-CREF
Name	From CREF	Expenses	Fund Complex(1)

Willard T. Carleton(2)	$113,867.15	$58,231.85	$122,200.00

Eugene Flood, Jr.(3)	$57,815.04	$34,899.23	$62,100.00

Martin J. Gruber(4)	$30,559.03	$11,663.75	$32,750.00

Howell E. Jackson(3)	$61,167.63	$34,899.23	$65,700.00

Nancy L. Jacob	$133,420.09	$58,231.85	$143,200.00

Bevis Longstreth(2),(5)	$107,905.06	$58,231.85	$115,800.00

Bridget A. Macaskill	$111,482.15	$58,231.85	$119,650.00

James M. Poterba(6)	N/A	N/A	N/A

Maceo K. Sloan	$123,463.50	$58,231.85	$132,500.00

Ahmed H. Zewail	$76,225.54	$58,231.85	$81,800.00

(1)	Includes portion of fees attributed to service on the TIAA-CREF Mutual Funds board, TIAA-CREF Institutional Mutual Funds board, TIAA-CREF Life Funds board, and the management committee of TIAA Separate Account VA-1.

(2)	Dr. Carleton and Mr. Longstreth are retiring from the Board and are not standing for election.

(3)	Dr. Flood and Prof. Jackson were elected trustees of CREF at last year’s annual meeting and of the other boards and management committee of the TIAA-CREF Fund Complex on August 31, 2005.

(4)	This is a former trustee.

(5)	This compensation, or a portion of it, was not actually paid based on prior election of trustee to defer receipt of payment in accordance with the provisions of a deferred compensation plan for non-officer trustees. Excluding this year’s deferrals, a total of $615,499.13 earned across the TIAA- CREF Fund Complex has been deferred for prior years’ service through year-end 2005, for all current trustees who had elected to defer their compensation.

(6)	Dr. Poterba was appointed to the boards and management committee on April 3, 2006.
The Board approved an increase in trustee compensation, effective July 1, 2005, at the following rates: an annual retainer of $45,000; a Board and committee meeting fee of $1,800; an annual long-term compensation contribution of $75,000; a committee chair fee of $10,000; a Board chair fee of $15,000; and an Audit Committee member fee of $5,000. Trustee compensation reflects service to all of the investment companies within the TIAA-CREF Fund Complex and is pro-rated to those companies based upon assets under management. The level of compensation is evaluated regularly and is based on a study of compensation at comparable companies, the time and responsibilities required of the trustees, and the needs to attract and retain well-qualified Board members.
CREF has a long-term compensation plan for non-officer trustees. Currently, under this unfunded plan, annual contributions equal to $75,000 are allocated to notional CREF and Teachers Insurance and Annuity Association of America

(“TIAA”) annuity accounts chosen by the trustee. Benefits will be paid after the trustee leaves the Board in a lump sum or in annual installments over 5, 10, 15 or 20 years, as requested by the individual trustee. The Board may waive the mandatory retirement policy for the trustees, which would delay the commencement of benefit payments until the trustee eventually retires from the Board. Pursuant to a separate deferred compensation plan, non-officer trustees also have the option to defer payments of their basic retainer, additional retainers and/or meeting fees and allocate those amounts to notional CREF and TIAA accounts chosen by the individual trustee. Benefits under that plan are also paid in a lump sum or annual installments over 5, 10, 15 or 20 years, as requested by the trustee, after the trustee leaves the Board. The compensation table above does not reflect any payments under the long-term compensation plan.
Trustees who are active officers of CREF or TIAA do not receive any additional compensation for their services as trustees.
Committees
Currently, the Board and each Board committee consists entirely of independent trustees. Every year the Board appoints trustees to certain standing committees with specific responsibilities for aspects of CREF’s operations. These are:

(1)	An Audit Committee, which audits and examines the records and affairs of CREF as it deems necessary, using independent auditors or others. The Audit Committee is charged with, among other things, approving the appointment, compensation, retention (or termination) and overseeing of the work of the independent auditors. The Audit Committee has adopted a formal written charter which may be found at www.tiaa-cref.org/governance/comm charters.html. During 2005, the Audit Committee held nine meetings. The current members of the Audit Committee are Mr. Sloan (Chair), Dr. Carleton, Prof. Jackson, and Ms. Macaskill. Mr. Sloan is an “audit committee financial expert” as defined by the Securities and Exchange Commission. The Board has renamed this committee the “Audit and Compliance Committee” effective July 2006.

(2)	A Finance Committee, which oversees the management of CREF investments subject to appropriate oversight by the full Board. During 2005, the Finance Committee held four meetings. The current members of the Finance Committee are Dr. Jacob (Chair), Dr. Carleton, Dr. Flood, Prof. Jackson, Mr. Longstreth, Ms. Macaskill, Dr. Poterba, Mr. Sloan and Dr. Zewail. The Board has renamed this committee the “Investment Committee” effective July 2006.

(3)	A Corporate Governance and Social Responsibility Committee, which addresses all corporate governance issues and corporate social responsibility including the voting of CREF shares and the initiation of appropriate shareholder resolutions. During 2005, the Corporate Governance and Social Responsibility Committee held four meetings. The current members of the Corporate Governance and Social Responsibility Committee are Mr. Longstreth (Chair), Dr. Carleton, Dr. Poterba, and Dr. Zewail. The Corporate Governance and Social Responsibility Committee has adopted a formal written charter which may be found at www.tiaa-cref.org/governance/comm charters.html.

(4)	An Executive Committee, which generally is vested with full Board powers between Board meetings on matters not specifically addressed by the full Board. During 2005, the Executive Committee held no meetings. The current members of the Executive Committee are Dr. Jacob (Chair), Mr. Longstreth, and Mr. Sloan.

(5)	A Nominating and Governance Committee, which nominates candidates for election as trustees and handles other governance matters for CREF. The Nominating and Governance committee was established in June 2004 as the successor committee to the Nominating and Personnel Committee, which was disbanded in June 2004. During 2005, the Nominating and Governance Committee held nine meetings. The current members of the Nominating and Governance Committee are Dr. Jacob (chair), Dr. Flood, and Mr. Longstreth. The charter for the CREF Nominating and Governance Committee may be found at www.tiaa-cref.org/governance/comm charters.html.

In July 2006, the Board will add an Operations Committee as a standing committee of the Board. The Operations Committee will be charged with overseeing operational matters of CREF including overseeing contracts with third-party service providers and certain legal, compliance, finance, sales and marketing matters.
Board Meetings
There were seventeen meetings of the Board during 2005. All current trustees attended at least 75% of the meetings of the Board and Board committees on which they served.
Trustee Nomination Process
CREF solicits names of candidates for the Board from participants as part of the balloting process. Those names are transmitted to the CREF Nominating and Governance Committee for its review and consideration. The Nominating and Governance Committee welcomes the names of candidates from participating institutions and educational organizations, and from such other sources as the Nominating and Governance Committee may determine.
Participants may submit recommendations for candidates to the Board by forwarding the names and backgrounds of nominees to the Corporate Secretary of CREF. The Nominating and Governance Committee may, from time to time, retain third party search firms to identify nominee candidates whose competencies meet criteria the Board deems important to CREF. In addition, the Nominating and Governance Committee will invite recommendations from the members of the CREF Board of Overseers, current trustees and others.
The Nominating and Governance Committee reviews the information submitted on the backgrounds and qualifications of those persons recommended. In considering current trustees for renomination to the Board, the Nominating and Governance Committee will evaluate each trustee’s Board and committee participation, contributions to the management of CREF and attendance at Board and committee meetings. In preparing a slate of trustee candidates, the Nominating and Governance Committee seeks to ensure broad, diverse representation of academic, business and professional experience.
After consultation with the CREF Board of Overseers, the Committee submits final nominations to the CREF Board.
Recommendations From Participants Regarding Nominations
Participants can recommend nominees by writing to the Secretary of CREF, 730 Third Avenue, New York, New York 10017-3206. Participants can also recommend nominees when casting votes for CREF’s annual meeting by writing in the name of the individual in the space provided on the CREF proxy card or, if voting through the internet, noting their recommended nominee in the “Comments” section.
Trustee Qualifications
The CREF Board has determined that the Board should be comprised of individuals who can contribute sound business judgment to board deliberations and decisions, based on their relevant business, management, professional, academic or governmental service experience. Candidates for the Board should have reached a senior level in their chosen field, be of uncompromised integrity, and be able to fulfill their responsibilities as trustees without conflict with CREF. The Board should reflect diversity of gender, race, age and experience and at least one trustee should qualify as an audit committee financial expert for service on the audit committee. Each trustee should be prepared to devote substantial time and effort to CREF Board duties and should limit the number of their other board memberships in order to provide such service to

CREF. Candidates for the Board should be individuals with an understanding of and a general affinity for academia, and a demonstrated ability to work in a constructive manner with other Board members and management.
When seeking to fill a specific opening on the Board, the Nominating and Governance Committee will consider the specific needs of the Board at the time to assure an overall balance and range of specialized knowledge, skills, expertise and diversity to provide the foundation for a successful Board.
A candidate for service as an independent trustee must not be an “interested person,” as that term is defined in the Investment Company Act of 1940, of CREF, and must otherwise meet the independence requirements of the New York Stock Exchange or applicable rules. Each candidate must provide such information requested by CREF as may be reasonably necessary to enable the Board to assess the candidate’s eligibility.
Participant Communications With Trustees
Letters or e-mails from participants addressed to the Board or individual trustees may be sent to the Corporate Secretary’s office at 730 Third Avenue, New York, NY 10017-3206 or trustees@tiaa-cref.org. These communications will be forwarded to CREF’s chairman in accordance with established policies concerning participant communications that have been approved by a majority of independent trustees.
Trustee Attendance at Annual Meetings
CREF Trustees are expected to attend the annual meeting of CREF participants. If a trustee is unavailable to attend the meeting, a reason must be provided. Five of eight trustees attended the 2005 annual meeting.
II. RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE BOARD HAS UNANIMOUSLY APPROVED THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS CREF’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND RECOMMENDS THAT THE PARTICIPANTS OF CREF RATIFY THE SELECTION THEREOF.
PricewaterhouseCoopers LLP (“PwC”) served as independent registered public accounting firm to CREF for the fiscal year ended December 31, 2005. Ernst & Young LLP (“Ernst & Young”) served as independent auditors to CREF for the fiscal year ended December 31, 2004 and prior fiscal periods. At a meeting held on December 6, 2005, the Board, all of whom are independent trustees, selected PwC to serve as the independent registered public accounting firm for CREF for the fiscal year ending December 31, 2006. PwC performs independent audits of CREF’s financial statements. To maintain auditor independence and avoid even the appearance of conflicts of interest, CREF, as a policy, does not engage PwC for management advisory or consulting services.
Representatives of PwC will attend the meeting and be available at the meeting to respond to questions, but it is not expected that they will make any statement at the meeting.
Audit Fees
PwC’s fees for professional services rendered for the audit of CREF’s annual financial statements for the year ended December 31, 2005 were approximately $1,873,200. Ernst & Young’s fees for such professional services rendered for the year ended December 31, 2004 were approximately $1,823,600.

Audit-Related Fees
PwC’s fees for audit-related services rendered to CREF for the fiscal year ended December 31, 2005 were $0. Ernst & Young’s fees for audit-related services rendered for the fiscal year ended December 31, 2004 were $0.
Tax Fees
PwC’s fees for professional services rendered to CREF for tax compliance, tax advice, and tax planning for the fiscal year ended December 31, 2005 were $0. Ernst & Young’s fees for such professional services rendered for the fiscal year ended December 31, 2004 were $0.
All Other Fees
PwC’s fees for all other services rendered to CREF for the fiscal year ended December 31, 2005 were $0. Ernst & Young’s fees for such professional services rendered for the fiscal year ended December 31, 2004 were $0.
Preapproval Policy
The Audit Committee has adopted a Preapproval Policy for External Audit Firm Services (“Policy”). The Policy describes the types of services that may be provided by the independent registered public accounting firm to CREF without impairing the firm’s independence. Under the Policy, the Audit Committee is required to preapprove services to be performed by CREF’s independent auditor in order to ensure that such services do not impair the auditor’s independence.
The Policy requires the Audit Committee to: (i) appoint the independent registered public accounting firm to perform the financial statement audit for CREF and certain of its subsidiaries and affiliates, including approving the terms of the engagement and (ii) preapprove the audit, audit-related and tax services to be provided by the independent registered public accounting firm and the fees to be charged for provision of such services from year to year.
All services provided by the independent registered public accounting firm to CREF, its adviser or affiliates for 2005 were preapproved by the Audit Committee pursuant to the Policy.
Auditor Fees for Related Entities
The aggregate nonaudit fees billed by PwC for services rendered to CREF and its adviser and affiliates of the adviser performing on-going services to CREF for the year ended December 31, 2005 were approximately $883,000. Ernst & Young’s fees for such professional services rendered for the fiscal year ended December 31, 2004 were approximately $1,651,800.
III. ADDITIONAL INFORMATION
Investment Advisory and Distribution Arrangements
TIAA-CREF Investment Management, LLC (“Investment Management”) manages the assets in each CREF account. It is a subsidiary of TIAA and provides its services to CREF at cost. Investment Management is registered as an investment adviser under the Investment Advisers Act of 1940, although it is not considered an investment adviser under the Investment Company Act of 1940 because of the at cost nature of this arrangement.
CREF’s certificates are distributed by TIAA-CREF Individual & Institutional Services, LLC (“Services”), another subsidiary of TIAA that provides its services to CREF at cost. Services is registered as a broker-dealer and is a member of the

National Association of Securities Dealers, Inc. The TIAA Board of Overseers, a New York membership corporation, owns all of the stock of TIAA. The address for Investment Management and Services is 730 Third Avenue, New York, New York 10017-3206.
IV. OTHER MATTERS
Means of Soliciting Proxies
This proxy solicitation will be conducted mainly by the mailing of this Proxy Statement and accompanying proxy card on or about June 12, 2006. Supplementary solicitations may be made by mail, telephone, and the Internet, but it may also be by any other method of electronic communication, or by personal interview. CREF bears all expenses connected with soliciting proxies; the expenses are included in the administrative expenses that are paid for from the net assets of each account.
Proposals of Persons with Voting Rights
CREF expects that its 2007 annual meeting will be held in July 2007, but the exact date, time, and location of such meeting have yet to be determined. As of the date of the printing of this proxy statement, proposals submitted by or on behalf of participants to be included in the CREF proxy materials for the 2007 annual meeting must be received by CREF no later than February 13, 2007. The submission of a proposal does not guarantee its inclusion in CREF’s proxy statement or presentation at the meeting. Unless CREF is notified by April 27, 2007 of other matters that may be properly brought before the 2007 annual meeting by or on behalf of participants, the persons named in the proxy will have the discretion to vote on those matters as they see fit.
Beneficial Ownership
To the knowledge of CREF, no participant owned of record or beneficially more than 5% of the outstanding shares of any CREF account on May 31, 2006.
Annual Reports
If you would like to see the most recent CREF semiannual and annual reports, you can visit the TIAA-CREF web site www.tiaa-cref.org, or use our online request form to order print versions electronically. Or you can call 1 877-518-9161 or write to CREF at 730 Third Avenue, New York, New York 10017-3206. These reports are furnished to participants without charge.

Notes

Notes

46605	A10790
06/06
Printed on recycled paper

College Retirement Equities Fund
By signing this form, I authorize Eugene Flood, Jr., E. Laverne Jones, and Maceo K. Sloan, singly or together, with power of substitution in each, to represent me and cast my vote at CREF’s annual meeting, and any adjournment or postponement thereof. They will vote as I instruct. If no directions are given, or if the instructions are contradictory, the proxies will vote (i) FOR the election of all listed nominees; (ii) in accordance with the trustees’ recommendations on the other subjects listed on this card; and (iii) at their discretion on any other matters that may properly come before the annual meeting or if a nominee is not available for election. The CREF annual meeting will be held on Tuesday, July 18, 2006, at 9:00 a.m. at TIAA-CREF, 730 Third Ave., New York, NY 10017 in the Wharton Auditorium on the 17th floor.
Unless you have voted by Internet or telephone, please sign and date this ballot on the reverse side and return it in the enclosed postage-paid envelope to Computershare, P.O. Box 8000, Edison, NJ 08818-9000. Computershare has been engaged to tabulate ballots returned by mail to preserve the confidentiality of your ballot.

To vote via the Internet - go to

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Suggestions for Future CREF Nominees

Nominee’s Name:

Nominee’s Affiliation:

Nominee’s Name:

Nominee’s Affiliation:

The Board of Trustees recommends a vote FOR items 1 and 2.

1.	Election of Trustee Nominees:
(01) Eugene Flood, Jr., (02) Howell E. Jackson, (03) Nancy L. Jacob, (04) Bridget A. Macaskill,
(05) James M. Poterba, (06) Maceo K. Sloan, (07) Laura T. Starks, (08) Ahmed H. Zewail

Withhold
		For	from all
		☐	☐
	☐						Mark box if you have entered a name for future nominee(s) on the reverse side		☐
For all nominees except as written above

				For	Against	Abstain
2.	Approval of PricewaterhouseCoopers LLP as Auditors			☐	☐	☐

When signing as attorney, executor, administrator, trustee, guardian,or corporate officer, please indicate your full name and title.

							Signature	Date

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Election Materials

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    CREF Proxy Statement

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VOTE BY NET
2006 CREF Annual Meeting
By signing this form, I authorize Eugene Flood, Jr. ,E. Laverne Jones, and Maceo K. Sloan, singly or together, with power of substitution in each, to represent me and cast my vote at CREF’s annual meeting, and any adjournment or postponement thereof. They will vote as I instruct. If no directions are given, or if the instructions are contradictory, the proxies will vote(i)FOR the election of all listed nominees;(ii)in accordance with the trustees’recommendations on other subjects listed on this card; and (iii) at their discretion on any other matters that may properly come before the annual meeting or if a nominee is not available for election. The CREF annual meeting will be held on Tuesday, July 18, 2006 at 9:00 a.m. at TIAA-CREF, 730 Third Ave., New York, NY 10017 in the Wharton Auditorium on the 17th floor.
Computershare has been engaged to tabulate ballots returned by mail to preserve the confidentiality of your ballot.

Check this box to cast your vote in accordance with the recommendations of the Board of Trustees:	☐

The Board of Trustees recommends a vote FOR item 1.

1.	Election of Trustee	☐ FOR ALL NOMINEES, except as noted below	☐ WITHHOLD AS TO ALL NOMINEES
	Nominees:	☐ Eugene Flood, Jr.
☐ Howell E. Jackson
☐ Nancy L. Jacob
☐ Bridget A. Macaskill
☐ James M. Poterba
☐ Maceo K. Sloan
☐ Laura T. Starks
☐ Ahmed H. Zewail

The Board of Trustees recommends a vote FOR item 2.

2.	Approval of	☐FOR ☐ AGAINST ☐ ABSTAIN
PricewaterhouseCoopers
LLP as Auditors

To cast your vote please click “Submit”.	Submit
(NOTE: Your vote will not be counted until you click “Submit”.)

CREF’S 2006 Proxy Telephone Script
PROXY CONTROL NUMBER VERIFY
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Special Message (99990169) — You are voting your 2006 CREF Proxy solicited by its Board of Trustees. {Pronounced CREF phonetically}
Legal Message
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CREF’S 2006 Proxy Telephone Script
Proxy Announcement Message (999901169) — You will now vote for the Trustees Nominees. The Board of Trustees recommends a vote FOR each of the nominees listed on your ballot.
Director Message
Proxy Item Message (33301169) — Item 1, Election of Trustees. (Global Message) To vote for all nominees, press 1. To withhold from all nominees, press 2. To withhold from individual nominees, press 3.
Director Exception Messages
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Withhold from Subsequent Director Message
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Invalid Director Message
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Playback Messages for Directors (3 possible playback messages depending on how caller has voted)
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CREF’S 2006 Proxy Telephone Script
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